                                                                 Exhibit 3(b)(1)
                                                                 ---------------


                        Certificate regarding Adoption of
                      Amendments to the Code of Regulations
                          of The Scotts Company by the
                        Shareholders on January 18, 2001
                        --------------------------------

         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of The Scotts Company (the "Company"); and that at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") duly called and held on January 18, 2001, the shareholders of the Company duly adopted proposals to (a) adopt amendments to Sections 1.03, 1.04 and 1.10 of the Company's Code of Regulations (Proposal No. 3 as considered at the Annual Meeting); (b) adopt amendments to Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 of Article
THREE of the Company's Code of Regulations (Proposal No. 4 as considered at the Annual Meeting); and (c) adopt an amendment to Section 2.10 of the Company's Code of Regulations (Proposal No. 5 as considered at the Annual Meeting). The text of the Section(s) of the Company's Code of Regulations amended as a result of the adoption of each Proposal is attached hereto in Annex A (Proposal No. 3), Annex B (Proposal No. 4) and Annex C (Proposal No. 5).

         IN WITNESS WHEREOF, the undersigned has signed this Certificate this 8th day of February, 2001.

                                                     /s/ G. Robert Lucas
                                                     --------------------------
                                                     G. Robert Lucas, Secretary

                                                                         Annex A
                                                                         -------

                      Amended Sections 1.03, 1.04 and 1.10
                          of the Code of Regulations of
                 The Scotts Company as Adopted in Proposal No. 3
                 -----------------------------------------------


         Section 1.03. Place of Meetings. Meetings of shareholders may be held either within or outside the State of Ohio. Meetings of shareholders may be held in any manner or place determined by the Board of Directors and permitted by Ohio law.

         Section 1.04. Notice of Meetings. (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and any other matters related to the conduct of the meeting required by Ohio law to be specified, shall be given by personal delivery, by mail or by any other means of delivery or communication permitted by Ohio law. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting, (1) to every shareholder of record entitled to notice of the meeting, (2) by or at the direction of the chairman of the board, the president or the secretary. If mailed or sent by a delivery service permitted by Ohio law, the notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If transmitted by another means of communications in the manner permitted by Ohio law, the notice shall be transmitted to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and any other matters related to the conduct of the adjourned meeting required by Ohio law to be specified, shall be fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

         (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled to notice, notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of the request, as the officer may fix. If the notice is not given within fifteen days after the receipt of the request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice on the time of meeting in accordance with the provisions of the Regulations.

         Section 1.10. Proxies. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

                                                                         Annex B
                                                                         -------

                     Amendments to Sections in Article THREE
                of the Code of Regulations of The Scotts Company
                          as Adopted in Proposal No. 4
                          ----------------------------

         Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a chairman of the board, chief executive officer, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The chairman of the board must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.

         Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if there shall be such an officer, shall preside at all meetings of the directors and of the shareholders. He shall perform such other duties and exercise such other powers as the directors shall from time to time assign to him.

         Section 3.04. Duties of the Chief Executive Officer. The chief executive officer of the corporation shall have, subject to the control of the directors, general supervision and management over the business of the corporation and over its officers and employees. The chief executive officer shall perform such other duties and exercise such other powers as the directors may from time to time assign to him.

         Section 3.05. Duties of the President. The president of the corporation shall have, subject to the control of the directors and, if there be one, the chief executive officer, general and active supervision and management over the business of the corporation and over its officers and employees. The president shall perform such other duties and exercise such other powers as the directors may from time to time assign to him.

         Section 3.06. Duties of the Vice Presidents. Each vice president shall perform such duties and exercise such powers as may be assigned to him from time to time by the chairman of the board or the president. In the absence of the chairman of the board or the president, the duties of the chairman of the board or the president shall be performed and his powers may be exercised by such vice president as shall be designated by the chairman of the board or the president, or failing such designation, such duties shall be performed and such powers may be exercised by each vice president in the order of their earliest election to that office, subject in any case to review and superseding action by the chairman of the board or the president.

         Section 3.07. Duties of the Secretary. The secretary shall have the following powers and duties:

                  (A) He shall keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the board of directors in books provided for that purpose.

                  (B) He shall cause all notices to be duly given in accordance with the provisions of these Regulations and as required by law.

                  (C) Whenever any committee shall be appointed pursuant to a resolution of the board of directors, he shall furnish a copy of such resolution to the members of such committee.

                  (D) He shall be the custodian of the records of the corporation.

                  (E) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Articles or these Regulations.

                  (F) He shall have charge of the stock books and ledgers of the corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of the corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

                  (G) He shall sign (unless the treasurer, an assistant treasurer or assistant secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the board of directors.

                  (H) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Regulations or as may be assigned to him from time to time by the board of directors, the chairman of the board or the president.

         Section 3.08. Duties of the Treasurer. The treasurer shall have the following powers and duties:

                  (A) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the corporation, and shall keep or cause to be kept full and accurate records of all receipts of the corporation.

                  (B) He shall cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the board of directors, the chairman of the board or the president.

                  (C) He shall cause the moneys of the corporation to be disbursed by checks or drafts upon the authorized depositaries of the corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

                  (D) He shall render to the board of directors, the chairman of the board or the president, whenever requested, a statement of the financial condition of the corporation and of all his transactions as treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so.

                  (E) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

                  (F) He may sign (unless an assistant treasurer or the secretary or an assistant secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the board of directors.

                  (G) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Regulations or as may be assigned to him from time to time by the board of directors, the chairman of the board or the president.

                                                                         Annex C
                                                                         -------

                        Amendment to Section 2.10 of the
                    Code of Regulations of The Scotts Company
                          as Adopted in Proposal No. 5
                          ----------------------------

         Section 2.10. Executive and Other Committees. The directors may create an executive committee or any other committee of directors, to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such executive committee or other committees, of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

         Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

         Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, chief executive officer or president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

                                      C-1